                                                                    EXHIBIT 3.1T


                          CERTIFICATE OF INCORPORATION

                                       OF

                           Davis-Standard Corporation

     1. The name of the corporation is:

                           Davis-Standard Corporation

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

     Manufacture, sale and servicing of plastics and rubber processing equipment and controls.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6. The name and mailing address of the incorporator is:

                                          D. M. Dembkowski
                                          Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, Delaware 19801

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of November, 1994.

                                             /s/ D. M. Dembkowski
                                             -----------------------------------
                                             D. M. Dembkowski